UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2011

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (865) 379-5700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On June 3, 2011, Ruby Tuesday, Inc. (the “Company”) issued a press release (the “press release”) announcing that the Company received notice that affiliates of Becker Drapkin Management, L.P. intend to nominate three directors for election to the Company’s Board of Directors at the Company’s 2011 Annual Meeting of Shareholders.  The notice advised the Company that Becker Drapkin Management, L.P., in conjunction with Carlson Capital, L.P. and their respective affiliates have formed a group (the “Group”) pursuant to which they will coordinate their actions with respect to certain discussions with the Company and consult with each other regarding purchases and sales of Company securities.  Subsequent to issuing the press release, representatives of members of the Group informed the Company that the Group has beneficial ownership of 4.371% of the Company’s outstanding common stock as of June 1, 2011, not 5.6% as stated in the press release.

Attached as Exhibit 99.1 and incorporated by reference into this Item 8.01 is a copy of the press release.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 3, 2011 issued by the Company (this press relase is being filed pursuant to Item 8.01 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY TUESDAY, INC.

Date:	June 6, 2011	By:	/s/ Marguerite N. Duffy
			Name:	Marguerite N. Duffy
			Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated June 6, 2011 issued by Ruby Tuesday, Inc.